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                          Coastal Physician Group, Inc.

                 (Name of Registrant as Specified In Its Charter)

                          Coastal Physician Group, Inc.

                    (Name of Person(s) Filing Proxy Statement)

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                          COASTAL PHYSICIAN GROUP, INC.
                              2828 Croasdaile Drive
                          Durham, North Carolina  27705

                                            September 23, 1996

         DEAR SHAREHOLDER:

                      OUR TURNAROUND PLAN IS MOVING FORWARD.

              In the past week, your Company's management has:

              - Signed a definitive agreement to sell Coastal's Physicians Planning Group, Inc. to an affiliate of Helix Health, Inc., Maryland's largest integrated health care delivery system. Most of the $17 million in net proceeds to Coastal will be used to reduce debt.

              - RECEIVED A RECOMMENDATION FROM INSTITUTIONAL SHARE-HOLDER SERVICES, INC. THAT COASTAL SHAREHOLDERS SHOULD VOTE FOR MANAGEMENT'S SLATE -- NOT DR. SCOTT'S -- IN THE PROXY CONTEST. ISS IS A LEADING INDEPEN-DENT SHAREHOLDER ADVISORY FIRM. PLEASE SEE OUR PRESS RELEASE ABOUT ISS ON THE BACK OF THIS LETTER.

              - ENGAGED SMITH BARNEY, INC. -- A LEADING INTERNATIONAL INVESTMENT BANK -- TO BE LEAD FINANCIAL ADVISOR IN OUR CONTINUING EFFORTS TO SELL THE COMPANY.

              Meanwhile, Dr. Scott continues to complaint about and question your management's ability to sell all or parts of the Company, reduce debt and retain a financial advisor to help us accomplish these objectives.

              Dr. Scott is obviously wrong. YOUR MANAGEMENT IS TAKING DECISIVE ACTION, WHILE DR. SCOTT MERELYCONTINUES GENERATING HIS EMPTY
         RHETORIC.   But, then, Scott may be getting desperate for votes
         -- his nominees and limited approach were soundly rejected by ISS in favor of your management's slate and comprehensive plan to restore value for shareholders.

              REMEMBER -- YOU NO LONGER HAVE TO RELY ONLY ON OUR WORD TO VOTE FOR MANAGEMENT. COASTAL'S MANAGEMENT HAS WON THE ENDORSE-MENT OF PERHAPS THE WORLD'S LEADING SHAREHOLDER ADVISORY FIRM. A number of our large institutional shareholders are ISS cli-ents and will follow ISS's recommendation. We think you should too.







              IT'S NOT TOO LATE TO CHANGE YOUR VOTE, BUT YOU MUST ACT
         TODAY!

              In an election contest, only your latest dated card will count. Therefore, even if you have already voted for Dr. Scott's nominees on his BLUE proxy card, you have every legal right to change your mind and vote for Coastal's nominees on the enclosed WHITE management card. Our September 27 annual meeting is just days away. To make sure your vote is received in time you must promptly return the WHITE management card in the enclosed overnight express envelope. Please do so today!

              If you have any questions about casting your vote in time, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 to help you.

              We thank you for your encouraging comments and continuing support.

         Sincerely yours,

         /s/ Jacque J. Sokolov              /s/ Joseph G. Piemont
         Jacque J. Sokolov, M.D.            Joseph G. Piemont
         Chairman of the Board              President and Chief
                                            Executive Officer







         NEWS RELEASE

         FOR IMMEDIATE RELEASE

                  INDEPENDENT SHAREHOLDER ADVISORY FIRM ENDORSES
               MANAGEMENT IN COASTAL PHYSICIAN GROUP PROXY CONTEST

              DURHAM, NC, SEPTEMBER 20, 1996 -- Coastal Physician Group, Inc. (NYSE:DR) announced today that Institutional Shareholder Services, Inc. has recommended that its clients vote for the Coastal management slate of directors at the Coastal Physician Group Annual Meeting of Shareholders scheduled for next Friday, September 27, at 9:00 a.m. local time.

              Institutional Shareholder Services (ISS), based in Be-thesda, Maryland, is a leading independent advisor to several hundred institutional investors in the areas of proxy contests, corporate governance and other shareholder-related issues.

              ISS published its report on September 19 following a face-to-face meeting with the former CEO of Coastal, Dr. Steven Scott, his nominees to the board and another former Coastal ex-ecutive, during which time they had the opportunity to express their views regarding Coastal. ISS also interviewed Coastal Chief Executive Joseph Piemont and other senior Coastal execu-tives.

              The ISS report states that "we believe the strategic plan set forth by management is necessary to maintain Coastal as a viable entity given the company's financial position."

              ISS goes on to say, "...we believe the sale of assets is necessary to service the impending debt payment, and the forti-fication of the company's core assets will benefit the company in the long run ... Because management is open to the pos-sibility of a sale of the entire company, we believe that its strategy ... will help the company avoid default on its debt obligations and enhance the position of Coastal ..."

              The report concludes, "we recommend that shareholders vote in favor of management's nominees to the board."

              Jacque J. Sokolov, M.D., Coastal Physician Group's Chair-man of the Board, commented: "We are pleased that ISS has en-dorsed our plans to elect directors committed to the continued implementation of our comprehensive plan, which we believe is only enhancing the value of our organization by reducing our indebtedness and improving the operation of our businesses. If re-elected, our nominees look forward to working with the







         Coastal management team in order to maximize value in the near term for all Coastal shareholders."

              Coastal Physician Group, Inc. is a diversified physician management company providing a broad range of health care and administrative services to physicians, hospitals, employers, managed care programs and other health care providers.

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